Exhibit 21.1

List of Subsidiaries

Hire Quest, LLC is a limited liability company organized under the laws of Florida.

HQ LTS Corporation is a corporation incorporated under the laws of Delaware.

HQ Financial Corporation is a corporation incorporated under the laws of Delaware.

HQ Franchising Corporation is a corporation incorporated under the laws of Delaware.

HQ Insurance Corporation is a corporation incorporated under the laws of Delaware.

HQ Real Property Corporation is a corporation incorporated under the laws of Delaware.

HireQuest Security, LLC is a limited liability company organized under the laws of Florida.

DriverQuest2, LLC is a limited liability company organized under the laws of Florida.

HQ Snelling Corporation is a corporation incorporated under the laws of Delaware.

HQ Link Corporation is a corporation incorporated under the laws of Delaware.

HQ Medical, LLC is a limited liability company organized under the laws of Florida.

Recruit Media, Inc. is a corporation incorporated under the laws of Delaware.

Snel Phil, LLC is a limited liability company organized under the laws of Florida.